SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DUCOMMUN INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, California 90745-6209

(310) 513-7280

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 7, 2008

To the Shareholders of

Ducommun Incorporated:

Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the “Corporation”), will be held at Ducommun Incorporated, 23301 Wilmington Ave., Carson, California, on Wednesday, May 7, 2008, at the hour of 9:00 o’clock A.M. for the following purposes:

1. To elect two directors to serve for three-year terms ending in 2011.

2. To ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the Corporation’s fiscal year ending December 31, 2008.

3. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

March 17, 2008 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

By Order of the Board of Directors

James S. Heiser
Secretary

Carson, California

April 1, 2008

DUCOMMUN INCORPORATED

23301 Wilmington Ave.

Carson, California 90745-6209

(310) 513-7280

PROXY STATEMENT

This Proxy Statement is being mailed on or about April 1, 2008 to shareholders of Ducommun Incorporated (the “Corporation”) who are such of record on March 17, 2008, in connection with the solicitation of proxies for use at the Corporation’s Annual Meeting of Shareholders to be held at 9:00 o’clock A.M. on May 7, 2008, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying proxy is solicited by the Board of Directors of the Corporation. Solicitation will be made by mail, interview, telephone, facsimile and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $5,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the proxies will be voted for the election as directors of the management nominees, for ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2008, and in their discretion on such other business as may properly come before the meeting. Any shareholder may revoke his proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

The close of business on March 17, 2008 has been fixed as the record date (the “Record Date”) for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 10,555,445 shares (excluding treasury shares) of Common Stock, $.01 par value per share (the “Common Stock”). In the election of directors, holders of Common Stock have cumulative voting rights. Cumulative voting rights entitle a shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among one or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

In the election of directors, the candidates receiving the highest number of votes will be elected to fill the vacancies on the Board of Directors. The ratification of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2008 requires approval by the affirmative vote of a majority of the votes cast.

The Corporation’s 2007 Annual Report to Shareholders is being mailed to shareholders with this Proxy Statement.

1. ELECTION OF DIRECTORS

Two directors (out of a total of seven) are to be elected at the forthcoming Annual Meeting to serve for three-year terms expiring at the Annual Meeting in 2011 and thereafter until their successors are elected and qualified. The nominees for such positions are Joseph C. Berenato and Robert D. Paulson. In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur the person designated in the proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 2008 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR MR. BERENATO AND MR. PAULSON.

The following information is furnished as of March 17, 2008, with respect to the persons who are nominees for election to the Board of Directors, as well as for the other five directors of the Corporation whose terms of office will continue after the 2008 Annual Meeting.

Name, Principal Occupation and Other Directorships	Age	Director Since	Term Expires
Joseph C. Berenato	61	1997	2011

Chairman of the Board and Chief Executive Officer of the Corporation; Director, SMALLCAP World Fund, Capital Income Builder, Inc., and Capital World Growth and Income Fund, Inc.; Trustee, New Economy Fund, Fundamental Investors and Growth Fund of America of the Capital Research & Management Company

H. Frederick Christie	74	1985	2010

Consultant; Director, AECOM Technology Corp., IHOP Corp., Southwest Water Company, Capital Income Builder, Inc., SMALLCAP World Fund, AMCAP Fund, Capital World Growth and Income Fund, Inc., American Funds Target Date Retirement Series and American Mutual Fund, Inc.; Trustee, American Variable Insurance and New Economy Fund; and Director or Trustee of thirteen fixed income funds of the Capital Research & Management Company

Eugene P. Conese, Jr.	48	2000	2009
President and Chief Executive Officer, Aero Capital LLC (private investment and holding firm); Managing Partner, Gridiron Capital LLC (private equity firm)

Ralph D. Crosby, Jr.	60	2000	2009
Chairman and Chief Executive Officer, EADS North America (aerospace manufacturer); Director, American Electric Power Company, Inc.

Robert C. Ducommun	56	1985	2010
Business Advisor; Director, American Metal Bearing Company

Robert D. Paulson	62	2003	2011
Chief Executive Officer, Aerostar Capital, LLC (private investment firm); Director, Wesco Aircraft Parts, Inc. and Nationwide Health Properties, Inc.

Eric K. Shinseki	65	2007	2010
Consultant; Former Chief of Staff of the United States Army; Director, Honeywell International, Inc., Guardian Life Insurance Company of America, First Hawaiian Bank and Grove Farm Company

The Board of Directors met six times in 2007. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board on which they served during 2007. The Corporation strongly encourages all directors to attend the Annual Meeting of Shareholders, and all seven directors attended the 2007 Annual Meeting of Shareholders. The Corporation has instituted a policy of holding regularly scheduled executive sessions of non-management directors to follow each regularly scheduled meeting of the full Board of Directors. Additional executive sessions of non-management directors may be held from time to time as required. The director serving as the presiding director currently is Mr. Paulson.

Each of the persons named above was elected by the shareholders at a prior annual meeting. The Board of Directors has determined that except for Mr. Berenato, the Corporation’s Chief Executive Officer, the nominees for election to the Board of Directors and all of the other directors whose terms of office will continue after the 2008 Annual Meeting of Shareholders do not have any relationship with the Corporation other than in connection with their service as directors and meet the independence standards of the New York Stock Exchange’s listing standards.

COMPENSATION OF DIRECTORS

Description of Director Compensation

Directors who are not employees of the Corporation or a subsidiary are paid an annual retainer of $25,000 and receive $1,000 for each Board of Directors meeting or committee meeting they attend. In addition, in 2007 the chairman of the Audit Committee was paid an annual retainer of $7,500, the chairman of the Compensation Committee was paid an annual retainer of $5,000, and the chairman of the Corporate Governance and Nominating Committee was paid an annual retainer of $5,000. Beginning January 1, 2008, the chairman of each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee was paid an annual retainer of $7,500, and the presiding director was paid an annual retainer of $5,000.

Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director. Deferred directors’ fees may be placed, at the election of the director, in an interest account or a phantom stock account which tracks the Common Stock of the Corporation with dividends (if any), and will be paid with earnings thereon following the retirement of the director. Upon retirement, Mr. Christie, Mr. Ducommun and Mr. Mullaney each will receive the annual retainer fee in effect at the time of retirement or at the time of payment, whichever is higher, for life or for a period of years equal to his service as a director prior to 1997 (when the accrual of additional years of service was terminated), whichever is shorter, provided that the director retires after the age of 65, and is not an employee of the Corporation when he retires (the “retirement benefits”). Mr. Mullaney is expected to retire at the 2008 Annual Meeting.

Directors are also eligible to participate in the Corporation’s Stock Incentive Plans. Directors who are not employees of the Corporation or a subsidiary, following each annual meeting of shareholders, in 2007 were granted stock options to purchase 3,000 shares, and in 2008 are expected to be granted stock options to purchase 3,000 shares, of Common Stock of the Corporation at an exercise price equal to 100% of the closing price of the Corporation’s Common Stock on the New York Stock Exchange on the date of grant.

2007 Director Compensation Table

The following table presents the compensation earned or paid by the Corporation to the non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
H. Frederick Christie	49,500	52,332	(1,500)	100,332
Eugene P. Conese, Jr.	42,000	52,332	0	94,332
Ralph D. Crosby, Jr.(4)	41,000	52,332	0	93,332
Robert C. Ducommun	44,000	52,332	33,851	130,183
Thomas P. Mullaney	51,000	52,332	(1,500)	101,832
Robert D. Paulson	51,000	52,332	0	103,332
Eric K. Shinseki	33,917	28,947	0	62,864

(1)	At December 31, 2007, stock options were outstanding as follows: (a) 15,000 shares for each of Messrs. Christie, Conese, Crosby, Ducommun, Mullaney and Paulson, and (b) 3,000 shares for Mr. Shinseki.
(2)	The methodology and assumptions used in the valuation of stock option awards are contained in footnote 9 to the Corporation’s financial statements included in Form 10-K for the year ended December 31, 2007.
(3)	Each director was granted a stock option in 2007 to purchase 3,000 shares of Common Stock which had a fair value of $43,538 on the date of grant.
(4)	Mr. Crosby’s director’s fees were deferred into an account to which 1,416.82 shares of phantom stock were credited, in lieu of cash, in 2007.

COMMITTEES OF THE BOARD OF DIRECTORS

The Corporation has standing Audit, Compensation, and Corporate Governance and Nominating Committees. The members of the Audit Committee are Messrs. Christie, Conese and Ducommun. The Audit Committee, which met formally five times during 2007, oversees the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function and the Corporation’s independent auditor. The Audit Committee is governed by a charter which was adopted by the Board of Directors, and which is attached to this Proxy Statement as Appendix A. The Corporation’s securities are listed on the New York Stock Exchange and are governed by its listing standards. All of the members of the Audit Committee meet the independence standards of the New York Stock Exchange’s listing standards. The Board of Directors has determined that Mr. Christie, the chairman of the Audit Committee, is an audit committee financial expert as such term is defined under the regulations of the Securities and Exchange Commission (“SEC”).

The members of the Compensation Committee are Messrs. Crosby, Mullaney and Paulson. Mr. Mullaney is expected to retire at the 2008 Annual Meeting, and the Board of Directors expects to select a replacement for Mr. Mullaney at that time. The Compensation Committee, which met formally seven times during 2007, reviews and approves compensation for executive officers, grants stock options and other stock-based awards, administers stock option and stock-based award programs, reviews and recommends retirement plans, reviews and approves employment agreements and severance arrangements for executive officers, and oversees the evaluation of management of the Corporation. All of the members of the Compensation Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The members of the Corporate Governance and Nominating Committee are Messrs. Ducommun, Paulson and Shinseki. The Corporate Governance and Nominating Committee, which met formally two times during 2007, reviews and recommends to the Board of Directors the nominees for election as directors of the

Corporation and oversees the corporate governance of the Corporation. All of the members of the Corporate Governance and Nominating Committee meet the independence standards of the New York Stock Exchange’s listing standards.

The charters of each of the committees of the Board of Directors and the Corporation’s Corporate Governance Guidelines are available on the Corporation’s website at www.ducommun.com and are available in writing upon the written request of any shareholder of the Corporation. Such requests should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209, Attn: James S. Heiser, Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2007, no member of the Compensation Committee of the Board of Directors was or had been an officer or employee of the Corporation, or had any relationship requiring disclosure hereunder. During 2007, no executive officer of the Corporation served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors or as a director of the Corporation.

NOMINATING PROCESS

The Corporate Governance and Nominating Committee will consider director candidates recommended by security holders of the Corporation, provided that any security holder recommending a director candidate must have beneficially owned more than five percent (5%) of the Corporation’s voting common stock continuously for at least one (1) year as of the date the recommendation is made and any such security holder may submit the name of only one person each year for consideration as a director candidate. All such security holders’ recommendations of director candidates must be submitted to the Secretary of the Corporation in writing no later than October 31 of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate recommended, (ii) the full name, address and taxpayer identification number of each of the security holders, and (iii) an affidavit of each of the security holders that they satisfy the minimum beneficial ownership of common stock requirements set forth above.

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of the Corporation must, at a minimum, have (i) diverse expertise, business experience, sound judgment and a record of accomplishment in areas relevant to the Corporation’s business activities, (ii) unquestionable integrity, (iii) commitment to representing the interests of the Corporation’s shareholders, (iv) willingness to devote sufficient time, energy and attention to carrying out their duties and responsibilities effectively, and (v) willingness to serve on the Board for an extended period of time.

The Corporate Governance and Nominating Committee also believes that at least a majority, and preferably two-thirds, of the Corporation’s directors must be independent under the NYSE rules, and that at least one member of the Board of Directors must be an “audit committee financial expert” as defined by SEC rules. All persons to be considered for nomination as a director of the Corporation by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the Corporate Governance and Nominating Committee may request, and meet in person with directors of the Corporation.

SECURITY HOLDERS AND OTHER INTERESTED PARTIES

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Security holders and other interested parties may communicate with the Corporation’s Board of Directors in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA

90745-6209. Persons wishing to communicate with the Board of Directors should include their full name and address. Security holders and other interested parties wishing to communicate with the Board of Directors should also include the number of shares of common stock beneficially owned, and the name of the record holder of the common stock if different from themselves (e.g., the name of any broker or bank holding the stock). The Corporation initially intends to forward all communications from security holders and other interested parties in the manner described above to the Corporate Governance and Nominating Committee members, who will then determine whether the communications should be distributed to the entire Board of Directors of the Corporation. If the Board of Directors of the Corporation receives a substantial number of communications from security holders and other interested parties, the Corporate Governance and Nominating Committee may delegate to the general counsel of the Corporation the screening of these communications to remove solicitations and communications unrelated to the Corporation’s business. Should shareholders or other interested parties desire to communicate with the Corporation’s presiding director or non-management directors as a group, such communications should be addressed to either the presiding director or the non-management directors at the address set forth above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a) except that Mr. Berenato failed to report three transactions on a timely basis on three Form 4’s that were subsequently filed, Mr. Conese failed to report one transaction on a timely basis on one Form 4 that was subsequently filed, and Mr. Walsh failed to report one transaction on a timely basis on one Form 4 that was subsequently filed.

CODE OF ETHICS

The Corporation has adopted a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics, the text of each of which is posted on the Corporation’s website at www.ducommun.com and is available in writing upon the written request of any shareholder of the Corporation. Such requests should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, CA 90745-6209, Attn: James S. Heiser, Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of December 31, 2007 (except for Mr. Ducommun who is shown as of March 17, 2008). The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 17, 2008. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

Name and Address of Shareholders	Number of Shares		Percentage of Class
Robert C. Ducommun	576,088	(1)	5.4%
1155 Park Avenue New York, NY 10128

Dimensional Fund Advisors, Inc.	850,198	(2)	8.1%
1299 Ocean Ave., 11th Floor Santa Monica, CA 90401

Royce & Associates, LLC	954,400	(3)	9.0%
1414 Avenue of the Americas New York, NY 10019

(1)	The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, (ii) 103,438 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 3,650 shares owned by Mr. Ducommun’s wife, daughter and step-daughters and 3,000 shares owned by his nephews, as to which he disclaims any beneficial interest, and (iv) 15,000 shares issuable upon exercise of stock options. Mr. Ducommun has sole voting and sole investment power as to 416,000 shares, shared voting power as to 103,438 shares and shared investment power as to 56,650 shares.
(2)	The information is based on a Schedule 13G filed with the SEC dated February 6, 2008.
(3)	The information is based on a Schedule 13G filed with the SEC dated January 28, 2008.

Security Ownership of Directors and Management

Name	Number of Shares(1)		Percentage of Class
Joseph C. Berenato	113,151		1.1%
H. Frederick Christie	23,159		*
Eugene P. Conese, Jr.	18,594		*
Ralph D. Crosby, Jr.	19,783		*
Robert C. Ducommun	576,088	(2)	5.4%
Thomas P. Mullaney	16,500		*
Robert D. Paulson	25,000		*
Eric K. Shinseki	3,000		*
James S. Heiser	0		*
Anthony J. Reardon	33,514		*
John J. Walsh	8,000		*
All Directors and Executive Officers as a Group (14 persons)	840,849		7.8%

*	Less than one percent.
(1)	The number of shares includes the following shares that may be purchased within 60 days after March 17, 2008 by exercise of outstanding stock options: 45,000 by Mr. Berenato, 15,000 by each of Messrs. Conese, Crosby, Ducommun and Mullaney, 12,000 by each of Messrs. Christie and Paulson, 3,000 by Mr. Shinseki, 33,500 by Mr. Reardon, 8,000 by Mr. Walsh, and 176,750 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 9,750 held in an IRA for the benefit of himself, 12,450 held in trust for the benefit of his children, and 425 held in an IRA for the benefit of his wife.
(2)	See the information set forth in Note 1 to the table under “Security Ownership of Certain Beneficial Owners.”

COMPENSATION OF EXECUTIVE OFFICERS

2007 Compensation Discussion and Analysis

Overview

Decisions relating to compensation of the Corporation’s executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is an independent director of the Corporation.

Compensation awarded to, earned by, or paid to the Corporation’s executive officers during 2007, who are listed in the tables below, consists principally of the following:

•	Salary paid on a bi-weekly basis,

•	Annual cash bonus paid in the first quarter of the following year,

•	Nonqualified stock options which are granted each year and vest over the subsequent four years,

•	Performance stock units which are granted each year and vest based on the Corporation’s performance over the subsequent three-year performance, and

•	Restricted stock units which were granted to two executive officers in 2007 and vest after five years.

The Corporation has entered into key executive severance agreements with certain of its executive officers, and all of the executive officers are covered by the Corporation’s severance practices. Other compensation paid to executive officers is not material. The Corporation generally does not provide any pension, profit sharing or other similar retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

Each element of compensation of the chief executive officer is approved by the Compensation Committee. Each element of compensation of the other executive officers is recommended by the chief executive officer and approved by the Compensation Committee.

Compensation Objectives

The Corporation’s compensation programs are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation’s financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. The Corporation intends for overall compensation of executive officers to be at levels that are broadly competitive with other companies of similar size.

The Corporation’s philosophy in the compensation of its executive officers is oriented towards a “pay-for-performance” approach. Except for salaries, virtually all other compensation of executive officers is performance based as follows:

•

Annual cash bonuses are designed to reward the achievement of annual financial goals. In particular, annual cash bonuses are based on the Corporation’s actual financial performance compared to targets for net income, subsidiary operating income (for subsidiary presidents only) and cash from operations, and on the individual performance of executive officers.

•

Nonqualified stock options are designed to reward the achievement of long-term growth in the Corporation’s stock price. Nonqualified stock options are granted at 100% of the closing price of the Corporation’s stock on the New York Stock Exchange on the date of grant, and vest in increments over a period of four (4) years. Stock options will have value to the executive officers only to the extent of any increase in the Corporation’s stock price.

•

Performance stock units are designed to reward the achievement of long-term growth in the Corporation’s diluted earnings per share and stock price relative to an industry index. Performance stock units generally vest at the end of the three-year performance period depending on the Corporation’s performance relative to the performance metrics.

In addition, in 2007, restricted stock units were award to two executive officers in order to provide them with a long-term incentive to remain in the employment of the Corporation. The restricted stock units vest at the end of five (5) years, provided the executive officer has remained in the employment of the Corporation or its subsidiaries during such five-year period.

The Corporation does not target any specific mix of cash versus non-cash compensation or immediate payout versus long-term compensation for its executive officers. Instead, each element of compensation (salary, annual cash bonus and stock-based compensation) is paid or awarded in amounts which are each intended to be market competitive and consistent with the principles described above and internal pay equity within the Corporation.

Salaries

The Corporation pays salaries to its executive officers in consideration of the performance of specific roles and responsibilities. Changes in salaries for executive officers are generally effective as of March 15 of each year. Mr. Berenato’s salary was reviewed in 2007, but was not increased because the Corporation follows a practice of providing biennial salary increases for its chief executive officer.

Increases in salaries for the other executive officers were made in recognition of each executive officer’s fulfillment of his position’s roles and responsibilities, as well as any increase in the scope of an executive officer’s responsibilities. The amounts of salary increases for executive officers during 2007 were based on what the Compensation Committee believed to be prevailing competitive market practices and ranged from increases of approximately 3% to 8% per annum.

Annual Cash Bonuses

Annual cash bonuses are awarded based on the Corporation’s actual financial performance compared to targets for net income, subsidiary operating income (for subsidiary presidents only) and cash from operations, and on the individual performance of executive officers. The Compensation Committee approves at the beginning of the year the thresholds, targets, and maximums for the financial performance measures and the formula for funding the bonus pool. The threshold, target and maximum for 2007 for net income and cash from operations of the Corporation for purposes of funding the 2007 bonus pool were as follows:

	Threshold	(in $000s) Target	Maximum
Net Income	12,560	15,700	23,550
Cash from Operations	14,681	18,351	27,527

The targets for subsidiary operating income for the subsidiaries in 2007 would have required each subsidiary to achieve its business plan for the year. The Corporation has established net income, subsidiary operating income (for subsidiary presidents only) and cash from operations as the financial performance measures under the annual cash bonus plan in order to link executive compensation directly to corporate profitability and the cash flows necessary to support the Corporation’s growth.

Annual cash bonuses are targeted at 50% of salary for the chief executive officer, and 30% to 40% of salary for the other executive officers depending upon the particular executive officer involved. Annual cash bonuses can range from zero to an upper range of three times the targeted percentage of salary for each executive officer.

Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses which differ from the formula-based amounts, including awarding bonuses in excess of the maximum amounts based upon the qualitative assessment of an individual’s performance and contributions during the year, the importance of the individual’s position within the Corporation, internal pay equity and retention considerations.

In 2007, the Corporation’s net income and cash from operations were as follows:

(in $000s) Actual
Net Income	19,621
Cash from Operations	42,594

As a result, the Corporation in 2007 substantially exceeded the pre-established targets for both net income and cash from operations. Net income was below the maximum in 2007, but cash from operations substantially exceeded the maximum in 2007. Annual cash bonuses awarded to the executive officers for 2007 were awarded in amounts generally consistent with the formula under the annual cash bonus plan, except (i) Mr. Berenato was awarded the maximum annual cash bonus because of his personal role in the achievement of the Corporation’s financial performance including growth in revenue, net income and cash from operations and organizational changes which position the Corporation for future growth, and (ii) Mr. Walsh’s bonus was reduced because the Corporation’s Ducommun Technologies subsidiary, of which he was president, did not achieve its business plan for operating income. Mr. Hann, the Corporation’s former chief financial officer, was not awarded a bonus in 2007 because he was not employed by the Corporation on the date bonuses were paid as required by the annual cash bonus plan.

The Corporation does not currently have a policy requiring a specific course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the Compensation Committee would evaluate whether adjustments are appropriate based upon the facts and circumstances surrounding the restatement and existing laws.

Stock-Based Compensation

Stock-based compensation awards are granted periodically to executive officers to attract, motivate and retain these employees. Stock options are performance-based since the stock options will have value to the executive officers only to the extent of any increase in the Corporation’s stock price. Performance stock units are performance-based since the performance stock units vest only if the Corporation achieves the specified performance metrics. Restricted stock units, which are not performance-based, are used only selectively where there is a need to provide a long-term incentive for a particular executive officer to remain in the employment of the Corporation.

Stock options are typically granted in late June of each year, but stock options may be granted at other times in the event of the new hire of an executive officer or the special award of a stock option to recognize individual performance. The Compensation Committee establishes the meeting dates and grant dates for stock options and does not determine these dates based on knowledge of material nonpublic information or in response to the Corporation’s stock price.

Stock options are granted at 100% of the closing price of the Corporation’s stock on the New York Stock Exchange on the date of grant, and vest in increments of 25% of the number of shares granted on the anniversary date of the grant so that the options are fully exercisable four (4) years after the date of grant. However, stock options become fully exercisable immediately in the event of a change in control of the Corporation, as defined in the stock option agreements. In 2007, nonqualified stock options generally were granted to executive officers in amounts consistent with the Corporation’s recent historical pattern of stock option grants. The Corporation granted stock options to executive officers in 2007 to encourage executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in the Corporation’s stock price.

Effective January 1, 2007, performance stock units were awarded which will be earned and become vested based upon the achievement of specific performance targets over a three-year performance period (from January 1, 2007 to December 31, 2009). The performance stock units generally will vest at the end of the three-year performance period in amounts from 0% to 200% of the target units depending on the Corporation’s performance relative to two performance metrics during the performance period. However, performance stock units become fully vested immediately at the target number of shares (subject to the discretion of the Compensation Committee to increase, but not decrease, the number of shares) in the event of a change in control of the Corporation, as defined in the performance stock unit agreements. The performance metrics, which are equally weighted, that are used in the performance stock units are: (i) the adjusted cumulative diluted earnings per share of the Corporation during the performance period, and (ii) the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the performance period. The number of performance stock units that vest based on the Corporation’s performance over the three-year performance period is equal to the sum of (i) the vesting percentage determined by reference to the table below with respect to the Corporation’s adjusted cumulative diluted earnings per share over the performance period multiplied by the number of target performance stock units, plus (ii) the vesting percentage determined by reference to the table below with respect to the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the performance period multiplied by the target number of performance stock units. The performance metrics for performance stock units awarded in 2007 are as follows:

Adjusted Cumulative Diluted Earnings Per Share	Vesting Percentage of Target Units	Relative Total Annual Shareholder Return	Vesting Percentage of Target Units

$4.79	15%	-5.0%	15%
$5.07	33%	-2.5%	33%
$5.37	50%	0%	50%
$5.67	67%	2.5%	67%
$5.99	83%	5.0%	83%
$6.31	100%	7.5%	100%

In the event that the Corporation’s performance relative to the performance metrics falls between two of the data points listed in the table above, the percentage of target performance stock units that vest will be determined by linear interpolation between the two data points. The adjusted cumulative diluted earnings per share represents the sum of the diluted earnings per share of the Corporation for the years ended December 31, 2007, 2008 and 2009, adjusted, as determined by the Compensation Committee, for changes in accounting, discontinued operations, to exclude gain or loss on the sale of any business or product line, to exclude any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), and to exclude expenses for any restricted stock or restricted stock unit awards.

The performance stock units serve the same purposes as the nonqualified stock options discussed above. The Compensation Committee decided to award performance stock units in 2007 to complement stock options and provide a tighter link between executive compensation and the long-term financial performance of the Corporation. The Compensation Committee chose cumulative diluted earnings per share as one of the performance metrics in order to tie executive compensation directly to the long-term growth in the earnings of the Corporation. The Compensation Committee chose relative total shareholder return as the other performance metric in order to tie executive compensation directly to superior total shareholder return relative to a recognized industry index.

In May 2007, restricted stock units were awarded to two executive officers, Mr. Reardon and Mr. Walsh, who were the presidents of each of the Corporation’s major operating subsidiaries. The restricted stock units generally vest on May 2, 2012 (five years from the date of award), provided the executive officer has remained in the employ of the Corporation and/or its subsidiaries throughout the period from the date of award until May 2, 2012. In event of a change in control of the Corporation, the restricted stock units will be deemed to become fully vested immediately. The Compensation Committee awarded restricted stock units to Messrs. Reardon and Walsh in order to provide each of these executive officers with a long-term incentive to remain in the employment of the Corporation.

Severance and Change in Control Agreements and Practices

As described above, stock-based compensation vests immediately in the event of a change in control of the Corporation. All of the Corporation’s stock-based compensation programs have provided, for many years, for immediate vesting of stock-based awards in the event of a change in control as a matter of fairness to the employees.

Messrs. Berenato, Heiser and Reardon each are parties to key executive severance agreements entered with the Corporation. The Corporation also has a severance practice which applies in the event of the termination without cause of an executive officer. Benefits under the severance practice are in addition to benefits under the key executive severance agreements. In 2007, the Compensation Committee approved a new form of key executive severance agreement, and the Corporation entered into new key executive severance agreements with the executive officers named above which replaced the prior key executive severance agreements entered with these executive officers. The new key executive severance agreements were entered in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (dealing with deferred compensation), and to provide for immediate payment to the executive officers in the event of a change in control (rather than upon termination of employment following a change in control) to protect the executive officers against the possibility that an acquirer might not honor the key executive severance agreements.

Key executive severance agreements are considered to be a necessary part of the process in the recruitment and retention of qualified executives. The Corporation’s severance practice for executive officers is a part of the Corporation’s broader severance practices which apply to all employees (except union employees), although the amount of severance eligibility will vary from employee to employee depending on position, length of service, the business reasons for the termination and other factors. The key executive severance agreements and severance practice are used by the Corporation to allow its executives to focus on shareholder interests in considering strategic alternatives and to provide income protection for executives in the event of an involuntary termination of employment.

Other Compensation

Other compensation and personal benefits paid or made available to executive officers is not material. The Corporation provides an automobile allowance to executive officers, which partially compensates them for the termination of the company car program approximately four years ago. Medical, dental, life and other insurance benefits, and 401(k) matching contributions, are provided to executive officers on a non-discriminatory basis with other employees of the Corporation. Prior to 2007, executive officers could elect to defer certain amounts of salary and bonus (beyond the 401(k) limits). No matching contributions were made with respect to these deferred compensation amounts. In 2007, the deferral of additional compensation by executive officers under this plan was suspended in order to comply with Section 409A of the Internal Revenue Code, as amended. Interest continues to be paid by the Corporation on previously deferred compensation at the “reference rate” of Bank of America in effect from time to time.

2007 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the fiscal years ended December 31, 2007 and 2006 awarded to, earned by or paid to all individuals serving as the Corporation’s chief executive officer during 2007, all individuals serving as the Corporation’s chief financial officer during 2007, and the other three most highly paid executive officers of the Corporation (including subsidiary presidents) (collectively, the “named executive officers”). Columns have been omitted from the tables when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Joseph C. Berenato	2007	470,000	53,534	248,288	705,000	3,291	19,872	1,499,985
Chairman, Chief Executive Officer and President	2006	469,414	0	231,930	175,000	4,369	19,527	900,240

Gregory A. Hann(5)	2007	265,108	0	20,501	0	0	17,530	303,139
Vice President, Chief Financial Officer and Treasurer	2006	143,231	0	21,899	45,000	0	8,348	218,478

James S. Heiser	2007	272,692	35,690	113,488	315,000	7,798	17,736	762,404
Vice President, General Counsel and Secretary	2006	263,044	0	105,309	82,000	10,354	17,261	477,968

Anthony J. Reardon	2007	265,385	169,690	139,821	325,000	0	18,756	918,652
President, Ducommun AeroStructures, Inc.	2006	248,027	0	143,001	90,000	0	18,362	499,390

John J. Walsh	2007	260,000	169,690	131,903	200,000	0	14,388	775,981
President, Ducommun Technologies, Inc.	2006	242,616	0	95,770	75,000	0	13,940	427,326

(1)	The methodology and assumptions used in the valuation of stock option awards, performance stock units and restricted stock units are contained in footnote 9 to the Corporation’s financial statements included in Form 10-K for the year ended December 31, 2007.
(2)	Stock awards consist of performance stock units awarded to all of the named executive officers and restricted stock units awarded to Messrs. Reardon and Walsh. Performance stock units are valued at the target number of shares until the Corporation determines that actual performance relative to the performance metrics is likely to produce a different result.
(3)	Non-equity incentive plan compensation was earned for each of the years ended December 31, 2007 and 2006 and paid in the first quarter of the following year.
(4)	The amounts represent interest on deferred compensation in excess of 120% of the applicable federal long-term interest rate.
(5)	Mr. Hann joined the Corporation on June 21, 2006 and resigned on November 26, 2007 as vice president, chief financial officer and treasurer.

The following table discloses each item included in the “All Other Compensation” column for 2007 in the Summary Compensation Table above.

Name	Year	Automobile Allowance ($)	Life Insurance Premiums ($)	Company Contributions to 401(k) Plan ($)	Total ($)
Joseph C. Berenato	2007 2006	13,116 12,732	2,256 2,395	4,500 4,400	19,872 19,527
Gregory A. Hann	2007 2006	12,023 6,366	1,007 582	4,500 1,400	17,530 8,348
James S. Heiser	2007 2006	13,116 12,732	120 129	4,500 4,400	17,736 17,261
Anthony J. Reardon	2007 2006	13,116 12,732	1,140 1,230	4,500 4,400	18,756 18,362
John J. Walsh	2007 2006	13,116 12,732	1,272 1,208	0 0	14,388 13,940

2007 Grants of Plan-Based Awards Table

The 2007 Bonus Plan provides for annual cash bonus awards to be determined by the Compensation Committee with consideration given to the Corporation achieving pre-established levels of net income and cash from operations, and on the individual performance of executive officers, during the year ended December 31, 2007. Annual cash bonuses are targeted at 50% of salary for the chief executive officer, and 30% to 40% of salary for the other executive officers depending on the particular executive officer involved. Annual cash bonuses can range from zero to an upper range of annual bonus eligibility of three times the targeted percentage of salary for each executive officer. Although the annual cash bonus plan is formula-based, the Compensation Committee has the discretion to award bonuses which differ from the formula-based amounts, including awarding bonuses in excess of the maximum amounts. An executive officer must be employed by the Corporation or a subsidiary at the time of payment in order to be eligible to receive a bonus under the 2007 Bonus Plan. Bonuses under the 2007 Bonus Plan were paid in the first quarter of 2008.

Nonqualified stock options were granted to executive officers in 2007 at an exercise price equal to 100% of the closing price of the Corporation’s common stock on the date of grant. The stock options become exercisable in increments of 25% of the number of shares granted on the anniversary date of the date of grant so that the options are fully exercisable on and after June 26, 2011. However, the stock options become fully exercisable immediately in the event of a change in control of the Corporation. A change of control of the Corporation is defined to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of certain percentages or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation. The exercise price for the stock options may be paid by delivery of already owned shares.

Performance stock units were awarded to executive officers in 2007. The performance stock units generally vest at the end of the three-year performance period from January 1, 2007 to December 31, 2009 (the “Performance Period”) in amounts from 0% to 200% of the target units depending on the Corporation’s performance relative to two performance metrics during the Performance Period. The performance metrics, which are equally weighted, are: (i) the cumulative diluted earnings per share of the Corporation during the Performance; and (ii) the relative total shareholder return of the Corporation’s Common Stock compared to the SPADE Defense Index during the Performance Period. Upon vesting, one share of Common Stock of the Company will be issued for each vested performance stock unit. In the event of a change in control of the Corporation, the target performance stock units will be deemed to have become fully vested immediately, provided, however, that the Compensation Committee may, in its discretion, increase (but not decrease) the number of performance stock units that are deemed to vest in the event of a change in control up to a maximum of 200% of the target performance stock units.

Restricted stock units were awarded to two executive officers in 2007. The restricted stock units generally vest on May 2, 2012 (five years from the date of award), provided the executive officer has remained in the employ of the Corporation and/or its subsidiaries throughout the period from the date of award until May 2, 2012. Upon vesting, one share of Common Stock of the Corporation will be issued for each vested restricted stock unit. In the event of a change in control of the Corporation, the restricted stock units will be deemed to have become fully vested immediately.

The following table provides information on the 2007 Bonus Plan, the grant of nonqualified stock options, the award of performance stock units and the award of restricted stock units to the named executive officers during 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)(1)	Maximum ($)(1)(2)	Threshold (#)	Target (#)	Maximum (#)
Joseph C. Berenato
2007 Bonus Plan		0	235,000	705,000
Non-Qualified Stock Option	6/26/07								20,000	25.82	281,902
Performance Stock Units(3)	1/31/07				0	7,500	15,000				162,225

Gregory A. Hann
2007 Bonus Plan		0	115,200	345,600
Non-Qualified Stock Option	6/26/07								12,000	25.82	169,141
Performance Stock Units(3)	1/31/07				0	5,000	10,000				108,150

James S. Heiser
2007 Bonus Plan		0	110,000	330,000
Non-Qualified Stock Option	6/26/07								10,000	25.82	140,951
Performance Stock Units(3)	1/31/07				0	5,000	10,000				108,150

Anthony J. Reardon
2007 Bonus Plan		0	108,000	324,000
Non-Qualified Stock Option	6/26/07								12,000	25.82	169,141
Performance Stock Units(3)	1/31/07				0	5,000	10,000				108,150
Restricted Stock Units	5/2/07							35,000			1,002,400

James J. Walsh
2007 Bonus Plan		0	106,000	318,000
Non-Qualified Stock Option	6/26/07								12,000	25.82	169,141
Performance Stock Units(3)	1/31/07				0	5,000	10,000				108,150
Restricted Stock Units	5/2/07							35,000			1,002,400

(1)	The target and maximum amounts of awards are based on the salary of each of the named executive officers at December 31, 2007.
(2)	The Compensation Committee, in its discretion, has the authority to approve payments under the 2007 Bonus Plan in excess of the maximum amounts.
(3)	The number of shares and value of the performance stock units are calculated at the target number of shares.

2007 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options granted to the named executive officers that were outstanding on December 31, 2007.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph C. Berenato Stock option granted 6/23/04 Stock option granted 6/30/05 Stock option granted 6/26/06 Stock option granted 6/26/07 Performance stock units granted 1/31/07(3)	30,000 10,000 5,000 0	10,000 10,000 15,000 20,000	19.90 16.91 19.05 25.82	6/22/11 6/29/12 6/25/13 6/25/14			7,500	285,000

Gregory A. Hann(2) Stock option granted 6/26/06 Stock option granted 6/26/07 Performance stock units granted 1/31/07	0 0	0 0	19.05 25.82	N/A N/A			0	0

James S. Heiser Stock option granted 6/23/04 Stock option granted 6/30/05 Stock option granted 6/26/06 Stock option granted 6/26/07 Performance stock units granted 1/31/07(3)	0 0 0 0	3,750 5,000 7,500 10,000	19.90 16.91 19.05 25.82	6/22/11 6/29/12 6/25/13 6/25/14			5,000	190,000

Anthony J. Reardon Stock option granted 3/25/03 Stock option granted 7/17/03 Stock option granted 6/23/04 Stock option granted 6/30/05 Stock option granted 6/26/06 Stock option granted 6/26/07 Performance stock units granted 1/31/07(3) Restricted stock units granted 5/2/07	5,000 15,000 4,500 6,000 3,000 0	0 0 4,500 6,000 9,000 12,000	10.02 15.80 19.90 16.91 19.05 25.82	3/24/10 7/16/10 6/22/11 6/29/12 6/25/13 6/25/14	35,000	1,330,000	5,000	190,000

John J. Walsh Stock option granted 9/14/04 Stock option granted 6/30/05 Stock option granted 1/31/06 Stock option granted 6/26/06 Stock option granted 6/26/07 Performance stock units granted 1/31/07(3) Restricted stock units granted 5/2/07	0 0 2,500 3,000 0	3,750 6,000 7,500 9,000 12,000	21.95 16.91 22.78 19.05 25.82	9/13/11 6/29/12 1/30/13 6/25/13 6/25/14	35,000	1,330,000	5,000	190,000

(1)

The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant as follows: (i) for stock options granted in 2004, all become exercisable in 2008, (ii) for stock options granted in 2005 one-half become exercisable in each of 2008 and 2009, (iii) for stock options granted in 2006 one-third become exercisable in each of 2008, 2009 and 2010, and (iv) for stock options granted in 2007 one-fourth become exercisable in each of 2008, 2009, 2010 and 2011. Notwithstanding the foregoing, all of the stock options will become immediately exercisable in the event of a change in control of the Corporation.

(2)	Mr. Hann’s stock options and performance stock units terminated on his resignation effective November 26, 2007.
(3)	The number of shares and value of performance stock units are calculated at the target number of shares.

2007 Option Exercises and Stock Vested Table

The following table provides information on the exercise of stock options by the named executive officers during 2007. No stock vested for the named executive officers during 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Joseph C. Berenato	75,000	1,184,500
Gregory A. Hann	5,000	94,400
James S. Heiser	25,000	271,155
Anthony J. Reardon	29,000	456,333
John J. Walsh	17,250	352,395

2007 Pension Benefits Table

The Corporation does not provide pension benefits to any of its named executive officers.

2007 Nonqualified Deferred Compensation Table

In 2007, the deferral of compensation by executive officers was suspended. Interest continues to be paid by the Corporation on compensation deferred in prior years at the “reference rate” of Bank of America in effect from time to time. Deferred compensation is generally payable in the event of death, disability, retirement or other termination of employment, or upon a finding of financial hardship in the sole discretion of the Compensation Committee of the Board of Directors. An executive officer may elect to receive payment of deferred compensation at any time (other than following the events specified in the preceding sentence), but in such circumstance the amount of deferred compensation paid is subject to a 10% penalty if paid prior to a change in control of the Corporation or a 5% penalty if paid following a change in control of the Corporation. During 2007, there were no contributions of deferred compensation by any named executive officer, no contributions by the Corporation to deferred compensation of any named executive officer, and no withdrawals or distributions of deferred compensation to any named executive officer.

The following table provides information on the aggregate interest accrued on deferred compensation during 2007 and the aggregate balance of deferred compensation at December 31, 2007 for the named executive officers.

Name	Aggregate Earnings In Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year-End ($)
Joseph C. Berenato	20,371	273,442
Gregory A. Hann	0	0
James S. Heiser	48,274	648,003
Anthony J. Reardon	0	0
John J. Walsh	0	0

(1)	A portion of the amounts in this column is included in the amounts in the Summary Compensation Table under the heading “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Potential Payments Upon Termination or Change in Control

Payments and compensation may be made to the named executive officers upon termination of employment or following a change in control of the Corporation under stock option agreements, performance stock unit agreements, restricted stock unit agreements, key executive severance agreements and the severance practice of the Corporation. As used herein, a change in control of the Corporation means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of certain percentages of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Company.

In the event of a change in control of the Corporation (i) stock options become fully exercisable immediately, (ii) performance stock units become vested immediately at the target number of shares (although the Compensation Committee of the Board of Directors has discretion to increase, but not decrease, the number of performance stock units that vest on a change in control), and (iii) restricted stock units vest immediately. The amounts in the table below in the column “Change in Control” reflect the value of unexercisable stock options, unvested performance stock units at target, and unvested restricted stock units as of December 31, 2007, the vesting of which would be accelerated upon a change in control of the Corporation.

Messrs. Berenato, Heiser and Reardon each are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if a change in control of the Corporation shall have occurred while an executive officer is an employee of the Corporation or its subsidiaries, the executive officer shall be entitled to receive payment in a single lump sum of an amount equal to two times the annual base salary of the executive officer immediately prior to the change in control and two times the target annual bonus of the executive officer under the Corporation’s bonus plan in effect during the year prior to the change in control. Further, the key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability, retirement or within ninety (90) days following a change in control of the Corporation, the executive officer shall be entitled to receive payment of his full salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid and continuation of benefits for a period of one year. In the event of a change in the executive’s position or duties, a reduction in the executive’s salary as increased from time to time, a removal from eligibility to participate in the Corporation’s bonus plan and other events as described in the agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above. The events described in the preceding sentence are referred to as a “Termination by the Executive for Good Reason” in the table below.

The Corporation also has a severance practice which applies in the event of the termination without cause of an executive officer. The severance practice provides for salary continuation, certain benefits continuation and continuation of stock option vesting and exercisability for a period from three (3) to twelve (12) months following termination depending on the length of service of the executive officer and the business reasons for the termination. Under the severance practice, an executive officer must agree to release the Corporation from liability and to certain limitations on solicitation of employees and customers during the period of salary continuation. Benefits under the severance practice are in addition to benefits under the key executive severance agreements described above.

The amounts in the table below in the columns under “Termination of Employment” represent the aggregate amounts payable to each of the named executive officers following termination of employment pursuant to the key executive severance agreements and the severance practice combined. For purposes of the table, it has been assumed that twelve (12) months of salary, benefits and stock option vesting continuation would be provided to each of the named executive officers under the Corporation’s severance practice.

			Termination of Employment
Name	Benefit	Change in Control ($)	By Corporation w/o Cause ($)	By Executive for Good Reason ($)
Joseph C. Berenato	Salary(2)	940,000	940,000	470,000
	Bonus	470,000	0	0
	Benefits	0	10,961	10,961
	Stock Options(3)	919,750	442,100	0
	Performance Stock Units(4)	285,000	0	0

	Total	2,614,750	1,393,061	480,961

Gregory A. Hann(1)	Salary(2)	N/A	N/A	N/A
	Bonus
	Benefits
	Stock Options(3)
	Total

James S. Heiser	Salary(2)	550,000	550,000	275,000
	Bonus	220,000	0	0
	Benefits	0	6,615	6,615
	Stock Options(3)	437,250	198,425	0
	Performance Stock Units(4)	190,000	0	0

	Total	1,397,250	755,040	281,615

Anthony J. Reardon	Salary(2)	540,000	540,000	270,000
	Bonus	216,000	0	0
	Benefits	0	8,024	8,024
	Stock Options(3)	524,700	238,110	0
	Performance Stock Units(4)	190,000	0	0
	Restricted Stock Units(5)	1,330,000	0	0

	Total	2,800,700	786,134	278,024

John J. Walsh	Salary(2)	0	265,000	0
	Bonus	0	0	0
	Benefits	0	9,757	0
	Stock Options(3)	625,275	262,585	0
	Performance Stock Units(4)	190,000	0	0
	Restricted Stock Units(5)	1,330,000	0	0

	Total	2,145,275	537,342	0

(1)	Mr. Hann resigned effective November 26, 2007.
(2)	The amounts of salary continuation are based on the salary of each of the named executives at December 31, 2007.
(3)	The amounts for stock options are calculated based on the difference between the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2007 ($38.00) and the exercise prices of the unexercisable stock options held by the named executive officers on December 31, 2007.
(4)	The amounts for performance stock units are based on the target number of performance stock units and the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2007 ($38.00).
(5)	The amounts for restricted stock units are based on the closing price of the Corporation’s common stock on the New York Stock Exchange on the last trading day of 2007 ($38.00).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors of the Corporation that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Corporation’s annual report on Form 10-K for the year ended December 31, 2007.

Submitted by the Compensation Committee,

Thomas P. Mullaney—Chairman
Ralph D. Crosby, Jr.
Robert D. Paulson

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Corporation’s financial statements and internal control over financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the internal control over financial reporting. The Corporation’s independent auditors are responsible for expressing opinions on the conformity of the audited financial statements to generally accepted accounting principles and on the Corporation’s internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements and the Corporation’s internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the independent auditors provision of information technology services and other non-audit services to the Corporation is compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Corporation’s Annual Report on SEC Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

H. Frederick Christie—Chairman
Eugene P. Conese, Jr.
Robert C. Ducommun

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

REPORTS

The Annual Report of the Corporation for the fiscal year ended December 31, 2007, describing the Corporation’s operations and including audited financial statements and information about the executive officers of the Corporation, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation’s securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, California 90745-6209, Attn: James S. Heiser, Secretary.

Only one Annual Report and Proxy Statement is being delivered to multiple shareholders sharing an address unless the Corporation has received contrary instructions from one or more of the shareholders. The Corporation will deliver promptly upon a written or oral request a separate copy of the Annual Report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Such request should be addressed to Ducommun Incorporated, 23301 Wilmington Ave., Carson, California 90745-6209, Attn: James S. Heiser, Secretary, or by telephone at (310) 513-7280. Shareholders sharing an address also may request delivery of a single copy of Annual Reports and/or Proxy Statements if they are receiving multiple copies of Annual Reports and/or Proxy Statements by notifying the Corporation at the address listed above.

INDEPENDENT ACCOUNTANTS

The Corporation’s independent accountants selected for the current fiscal year, as well as for the fiscal year ended December 31, 2007, are PricewaterhouseCoopers LLP. A representative of such firm is expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders in attendance.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the fiscal years ended December 31, 2007 and December 31, 2006, PricewaterhouseCoopers LLP, the Corporation’s independent public accountants, billed the Corporation for the following professional services rendered:

Audit Fees

For professional services rendered for the audit of the Corporation’s annual financial statements, review of the financial statements included in the Corporation’s Form 10-Q, and services normally provided by the accountant in connection with statutory and regulatory filings for these years, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $1,214,993 and $1,244,219 for the fiscal years ended December 31, 2007 and December 31, 2006, respectively.

Audit-Related Fees

For the fiscal years ended December 31, 2007 and December 31, 2006, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $4,132 and $0, respectively, for professional services rendered for audit-related services related to financial assurance procedures for certain environmental matters.

Tax Fees

For the fiscal years ended December 31, 2007 and December 31, 2006, PricewaterhouseCoopers LLP billed the Corporation an aggregate of $234,196 and $240,466, respectively, for professional services rendered for reviews of federal and state tax returns, and tax planning primarily related to research and development tax credits, foreign sales and sales and use tax.

All Other Fees

For the fiscal years ended December 31, 2007 and December 31, 2006, PricewaterhouseCoopers LLP billed the Corporation for all other fees not described above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” $0 and $26,660, respectively, for acquisition-related services.

Policy for Pre-Approval of Independent Accountant Services

For audit services, the independent accountant provides the Audit Committee with an engagement letter prior to or during the fourth quarter of each year outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, and other audit-related services (which are services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements) and the proposed audit service fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, Corporation management submits to the Audit Committee for approval in the fourth quarter of each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. To ensure the prompt handling of unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The chairman of the Audit Committee reports any such actions taken to the Audit Committee at the next Audit Committee meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent accountant for 2007 and 2006.

2. RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2008. The Board of Directors urges you to vote for ratification of that appointment. A representative of PricewaterhouseCoopers LLP plans to be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

SHAREHOLDER PROPOSALS

From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation’s annual proxy materials. All such written proposals must be received by the Secretary of the Corporation no later than November 26, 2008 and must comply with the SEC regulations, in order to be considered for inclusion in the Corporation’s 2009 proxy materials.

For business to be considered at the Corporation’s 2009 Annual Meeting of Shareholders, written proposals must be received by the Secretary of the Corporation no later than February 8, 2009.

OTHER BUSINESS

The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By Order of the Board of Directors

James S. Heiser
Secretary

Carson, California

April 1, 2008

APPENDIX A

DUCOMMUN INCORPORATED

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

1. Members. The Board of Directors (the “Board”) of Ducommun Incorporated (the “Company”) shall appoint an Audit Committee of at least three members, consisting entirely of independent directors, and will designate one member as chairperson. Members of the Audit Committee are appointed by the Board upon the recommendation of the Corporate Governance and Nominating Committee. For purposes hereof, an “independent” director is a director who meets the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) definition of “independence,” as determined by the Board. Members of the Audit Committee may be removed at any time by the Board.

Each member of the Audit Committee must be financially literate and at least one member must have accounting or related financial management expertise, as determined by the Board. In addition, at least one member of the Audit Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with SEC rules. Members of the Audit Committee may not simultaneously serve on the audit committees of more than two other public companies (in addition to the Company).

2. Purposes, Duties, and Responsibilities. The purposes of the Audit Committee shall be to represent and assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the Company’s independent auditor. In addition, the Audit Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement filed with the SEC.

The specific duties and responsibilities of the Audit Committee will be to:

(a) Be directly responsible, in its capacity as a Committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent auditor. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate, when appropriate, the independent auditor, which shall report directly to the Audit Committee.

(b) Obtain and review, at least annually, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditing firm, and any steps taken to deal with any such issues.

(c) Approve in advance all audit services to be provided by the independent auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved).

(d) Establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditor.

(e) Consider, at least annually, the independence of the independent auditor, including whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence, and obtain and review a report by the independent auditor describing any relationships between the independent auditor and the Company or any other relationships that may adversely affect the independence of the auditor.

(f) Review and discuss with the independent auditor: (i) the scope of the audit, the results of the annual audit examination by the auditor, and any difficulties the auditor encountered in the course of their audit

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work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and (ii) any reports of the independent auditor with respect to interim periods.

(g) Review and discuss with management and the independent auditor the annual audited and quarterly financial statements of the Company, including: (i) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical, and (iii) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the independent auditor as required by SEC rules.

(h) Recommend to the Board based on the review and discussion described in paragraphs (e)–(g) above, whether the financial statements should be included in the Annual Report on Form 10-K.

(i) Review and discuss the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and significant changes in such controls reported to the Audit Committee by the independent auditor or management.

(j) Review and discuss with the principal internal auditor of the Company the scope and results of the internal audit program.

(k) Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies. Such review and discussion may be done generally, and the Audit Committee need not review and discuss each earnings press release or each instance of earnings guidance.

(l) Review and discuss the Company’s policies with respect to risk assessment and risk management.

(m) Establish procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(n) Establish policies for the hiring of employees and former employees of the independent auditor.

(o) Annually evaluate the performance of the Audit Committee and the adequacy of the Committee’s charter.

(p) Produce an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement filed with the SEC.

3. Outside Advisors. The Audit Committee will have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the full performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such advisors.

4. Meetings. The Audit Committee shall meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management, the principal internal auditor of the Company and the independent auditor. The majority of the members of the Audit Committee constitutes a quorum. The Audit Committee shall report regularly to the full Board with respect to its meetings.

ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 25, 2004.

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DUCOMMUN INCORPORATED

PROXY

23301 WILMINGTON AVE., CARSON, CALIFORNIA 90745-6209

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 7, 2008

The undersigned hereby appoints JAMES S. HEISER and SAMUEL D. WILLIAMS, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 17, 2008, at the Annual Meeting of Shareholders to be held on May 7, 2008, and at any adjournments or postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

(CONTINUED ON OTHER SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

h FOLD AND DETACH HERE h

		Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	WITHHELD FOR ALL
1. ELECTION OF DIRECTORS	☐	☐

Nominees: Joseph C. Berenato and Robert D. Paulson

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below).

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF INDEPENDENT ACCOUNTANTS	☐	☐	☐

Ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent accountants for the fiscal year ending December 31, 2008.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature(s)		Dated: , 2008
Please sign exactly as the name appears below. When shares are held by joint-tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

h FOLD AND DETACH HERE h